Media Contact:	Investor Contact:
Jodi Guilbault MIPS Technologies, Inc. +1 650-567-5035 jodi@mips.com	Deborah Stapleton Stapleton Communications Inc. +1 650 470-0200 ir@mips.com

MIPS Technologies Announces Preliminary Fiscal Third Quarter Revenue Results

MOUNTAIN VIEW, Calif. April 4, 2007 — MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications, today announced preliminary revenue results for its third quarter of fiscal 2007. For the quarter ending March 31, 2007, the company expects to report revenues in the range of $18.8 million to $19.0 million compared to $20.8 million in the prior quarter.

“Both our royalty and contract revenues came in lower than we had previously expected during the quarter,” noted John Bourgoin, president and CEO of MIPS Technologies. “Two licenses that we had anticipated completing did not close until the first week of April. Had we completed these as anticipated, MIPS would have had a strong licensing revenue quarter. These licenses will be incremental to our expected contract revenue in our fourth fiscal quarter.”

All statements relating to the company’s third quarter financial performance contained in this release are preliminary and may change based on the company’s management and independent auditors completion of customary quarterly closing and review procedures.

MIPS Technologies will report revenue for the third quarter of fiscal 2007 on April 25, 2007 after the close of the market. The company invites you to listen to management’s discussion of Q3 results and Q4 guidance in a live conference call on April 25, 2007 beginning at 1:45 p.m. Pacific time. The conference call number is 1-210-839-8500. The replay number is 1-203-369-1260 and will be available for seven days, beginning shortly after the end of the conference call. The access code is MIPS. An audio replay of the conference call can be found at www.mips.com/company/investor_relations soon thereafter.

About MIPS Technologies
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications. The company drives the broadest architectural alliance that delivers 32- and 64-bit embedded RISC solutions to the embedded market, and in combination with its licensees, offers the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products worldwide. MIPS Technologies licenses its intellectual property (IP) to today’s leading semiconductor companies, ASIC developers and system OEMs.

Today, MIPS-Based designs are integrated in millions of products around the world, including broadband devices from Linksys, digital cameras from Canon, DTVs and entertainment systems from Sony, DVD Recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco and laser printers from Hewlett Packard. Founded in 1998, MIPS Technologies is based in Mountain View, California, with offices worldwide. For more information, please contact (650) 567-5000 or visit http://www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding MIPS Technologies’ revenue expectations for the third and fourth quarters of fiscal 2007. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance as to the length, cost, or outcome of the special committee’s review of historical option grant practices and the Company’s accounting for its option grants, or as to the potential impact of that review (including possible accounting impact and the outcome of shareholder litigation); our products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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